EXHIBIT 23(e)(3)

                         THE INFINITY MUTUAL FUNDS, INC.

                           DISTRIBUTION PLAN AGREEMENT




BISYS Fund Services Limited Partnership
3435 Stelzer Road
Columbus, Ohio  43219-3035

Gentlemen:

          We wish to enter into this Agreement with you for distribution services with respect to shares of certain classes (each, a "Class") of the portfolios (the "Portfolios") set forth on Schedule 1 hereto, as such may be revised from time to time, of The Infinity Mutual Funds, Inc. (the "Fund") of which you are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and the exclusive agent for the continuous distribution of its shares.

          The terms and conditions of this Agreement are as follows:

          1. We agree to provide reasonable assistance in connection with the sale of shares of each Class, which assistance may include distributing sales literature, marketing and advertising. If we are restricted or unable to provide the services contemplated above, we agree not to perform such services and not to accept fees thereafter. Our acceptance of any fees hereunder shall constitute our representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time we accept a fee hereunder) that our receipt of such fee is lawful.

          2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for distributing, marketing or advertising shares of each Class.

          3. We agree that neither we nor any of our employees or agents are authorized to make any representation concerning shares of any Class, except those contained in the then current Prospectus and Statement of Additional Information for the Portfolios, copies of which will be supplied by you to us, or in such supplemental literature or advertising materials as may be authorized by you in writing.

          4. For all purposes of this Agreement we will be deemed to be an independent contractor, and will have no authority to act as agent for you or the Fund in any matter or in any respect. We and our employees will, upon request, be available during normal business hours to consult with you or your designees concerning the performance of our responsibilities under this Agreement.

          5. In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay to us, the fee set forth in Exhibit A hereto. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement and the Distribution Plan adopted by the Fund is in effect.

          6. You reserve the right, at your discretion and without notice, to suspend or withdraw the sale of any Class's shares.

          7. We acknowledge that this Agreement shall become effective only when approved by vote of a majority of (i) the Fund's Board of Directors, and (ii) the Fund's Directors who are not "interested persons" (as defined in the 1940
Act) of the Fund and have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

          8. This Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year, provided such continuance is approved specifically at least annually by a vote of a majority of (i) the Fund's Board of Directors and (ii) the Fund's Directors who are not "interested persons" (as defined in the 1940
Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Class, this Agreement is terminable without penalty, at any time, by vote of a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) and have no direct or indirect financial interest in this Agreement or, on not more than 60 days' written notice, by vote of holders of a majority of the shares of such Class, or, upon 15 days' notice, by you. Notwithstanding anything contained herein, if the Distribution Plan adopted by the Fund is terminated by the Fund's Board of Directors, or the Distribution Plan, or any part thereof, is found invalid or is ordered terminated by any regulatory or judicial authority, or we fail to perform the distribution functions contemplated by the Fund or by you, this Agreement shall be terminable effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically, as to the relevant Class, in the event of its assignment (as defined in the 1940 Act).

          9. We understand that the Fund's Board of Directors will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designees with such information as you or they may reasonably request and will otherwise cooperate with you and your designees (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Fund's Board of Directors concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

          10. All communications to you shall be sent to you at the address set forth above. Any notice to us shall be duly given if mailed or telegraphed to us at the address set forth below.

          11. This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                            Very truly yours,



                                     ------------------------------------------
                                     (Please Print or Type Service
                                     Organization's Name)



                                     ------------------------------------------
                                                   Address



                                     ------------------------------------------
                                     City              State          Zip Code



Date _____________________________   By:______________________________________
                                        Authorized Signature

 NOTE: Please return both signed copies of this Agreement to BISYS Fund Services Limited Partnership. Upon acceptance one countersigned copy will be returned for your files.

                                               Accepted:

                                               BISYS FUND SERVICES LIMITED
                                                PARTNERSHIP

                                               BY:  BISYS Fund Services, Inc.
                                                      General Partner


Date _______________________                    By:____________________________

                                    EXHIBIT A

                           Distribution Plan Agreement

                                     between

                     BISYS FUND SERVICES LIMITED PARTNERSHIP

                                       and

                     ---------------------------------------
                          Name of Service Organization


               The Service Organization will be paid a monthly fee based upon the average daily value of the shares of the Class owned by shareholders for whom the Service Organization is the holder of record or dealer of record at the following annual rate:

                            .__ of 1% of Class A Shares
                            .__ of 1% of Class B Shares
                            .__ of 1% of DG Class Shares

               For purposes of determining the fees payable hereunder, the average daily net asset value of each Class of shares shall be computed in the manner specified in the Fund's Articles of Incorporation and the Portfolios' then current Prospectus and Statement of Additional Information.


               Dated:  _______________

                                   SCHEDULE 1


NAME OF PORTFOLIO AND CLASSES

ISG Aggressive Growth Portfolio
         Class A Shares
         Class B Shares

ISG Capital Growth Fund
         Class A Shares
         Class B Shares

ISG Income Fund
         Class A Shares
         Class B Shares

ISG Current Income Portfolio
         Class A Shares
         Class B Shares

ISG Equity Income Fund
         Class A Shares
         Class B Shares

ISG Equity Value Fund
         Class A Shares
         Class B Shares

ISG Government Income Fund
         Class A Shares
         Class B Shares
         DG Class Shares

ISG Growth Portfolio
         Class A Shares
         Class B Shares

ISG Growth & Income Portfolio
         Class A Shares
         Class B Shares

ISG International Equity Fund
         Class A Shares
         Class B Shares
         DG Class Shares

 ISG Large-Cap Equity Fund
         Class A Shares
         Class B Shares
         DG Class Shares

ISG Limited Term Income Fund
         Class A Shares
         Class B Shares

ISG Limited Term Tennessee Tax-Exempt Fund
         Class A Shares
         Class B Shares

ISG Limited Term U.S. Government Fund
         Class A Shares
         Class B Shares
         DG Class Shares

ISG Mid-Cap Fund
         Class A Shares
         Class B Shares

ISG Moderate Growth & Income Portfolio
         Class A Shares
         Class B Shares

ISG Municipal Income Fund
         Class A Shares
         Class B Shares
         DG Class Shares

ISG Small-Cap Opportunity Fund
         Class A Shares
         Class B Shares
         DG Class Shares

ISG Tennessee Tax-Exempt Fund
         Class A Shares
         Class B Shares

ISG Tax-Exempt Money Market Fund
         Class B Shares

ISG Government Money Market Fund
         Class B Shares

ISG Prime Money Market Fund
         Class B Shares

Stewardship Large-Cap Equity Fund
         Class A Shares
         Class B Shares

Stewardship Small-Cap Equity Fund
         Class A Shares
         Class B Shares

Stewardship Mid-Cap Equity Fund
         Class A Shares
         Class B Shares